Schedule 14A Information

Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
☐	Definitive Proxy Statement		Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material under Section 240.14a-12

TIFF INVESTMENT PROGRAM

Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Subject: Reminder: Submit Your Vote

[Date, 2023]

Dear TIFF Multi-Asset Fund Member,

We kindly remind you to vote in connection with the upcoming Special Meeting of members (the "Meeting") of the TIFF Multi-Asset Fund (the "Fund"). We encourage you to review the proxy statement and cast your vote by returning the completed proxy card to TIFF Member Services. Please take note that both the proxy statement and proxy card were previously sent to you or another TIFF key contact at your organization on June 30, 2023. While the original mailing was addressed to a single point of contact at your organization, we are now sending this reminder to multiple contacts within your organization. It is possible that someone within your organization has already received the correspondence and potentially responded.

For timely processing, please submit your proxy card as soon as possible; however, you may submit it up until the day of the Meeting on September 8, 2023. You may email your completed proxy card to memberservices@tiff.org. Alternatively, you may fax it to (610) 684-8210, or return the completed proxy card by mailing it to TIFF Member Services using the self-addressed stamped envelope provided.

We kindly request all voters to send their proxy card in advance. If you choose to attend the Meeting and vote in person, your proxy will not be utilized. Please note that only members of record as of the close of business on June 16, 2023, are entitled to notice of, and the right to vote at, the Meeting or any adjournment(s) thereof. If you require directions to the Meeting venue or have questions regarding attendance, please contact TIFF Member Services at 1-610-684-8200.

You can access the proxy statement on TIFF’s mutual fund website at the following link https://tipfunds.org. If you have questions, need more information, or require additional hard copies of the proxy statement or your organization’s proxy card, please contact TIFF Member Services at 610-684-8200 or memberservices@tiff.org.

Thank you for your attention to this important matter and for your continued support.

Sincerely,

TIFF Advisory Services, Inc.